Exhibit 99.1

Brooks Automation Reports Fiscal Fourth Quarter and Full Year Ended September 30, 2012 Results

CHELMSFORD, Mass., November 8, 2012 — Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing and life sciences today reported financial results for the fourth quarter and full year ended September 30, 2012.

Fiscal Fourth Quarter of 2012 Financial and Operational Highlights:

•	Revenues were $119.4 million;

•	Life Sciences revenues increased 25% on a sequential basis to $13.9 million;

•	GAAP Net Income was $116.2 million;

•	Generated Adjusted EBITDA of $10.2 million;

•	GAAP EPS of $1.77 per share;

•	Achieved Adjusted EPS of $0.08 per share

Fiscal Full Year of 2012 Financial and Operational Highlights:

•	Revenues were $519.5 million;

•	Generated Operating Cash Flow of $36.0 million, or $42.4 million before a pension plan settlement

•	Cash, Cash Equivalents and Marketable Securities as of September 30th were $200 million, or $3.05 per Diluted Share with No Debt

•	GAAP EPS of $2.08 per share for the full year;

•	Adjusted EPS was $0.48 for the full year;

•	Adjusted EBITDA was $58.9 million;

•	Generated 78 Design-in-Wins with OEM customers forging continued market share gains in semiconductor and adjacent markets

Summary of GAAP and Non-GAAP Earnings

	Fiscal 2012	Fiscal 2012	Fiscal 2011	Fiscal Year	Fiscal Year
$ 000’s except EPS	4th Quarter	3rd Quarter	4th Quarter	2012	2011

GAAP Net Income attributable to Brooks	116,217	8,028	12,692	136,789	130,385
GAAP Diluted Earnings per share	$1.77	$0.12	$0.19	$2.08	$2.01

Adjusted Net Income attributable to Brooks	5,496	8,943	12,713	31,306	88,025
Adjusted Diluted Earnings per Share	$0.08	$0.14	$0.20	$0.48	$1.35

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release.

Management Comments

“Strength in our Brooks Life Science Systems revenue and gross margin slightly offset accelerating market weakness for semiconductor equipment products and enabled us to achieve the high end of our revenue guidance and beat our bottom-line guidance for the quarter,” stated Steve Schwartz, President and Chief Executive Officer of Brooks. “The revenue base of our Life Science Systems business expanded in the fourth quarter, equating to 12% of our total revenue as of September 30, 2012. We are continually focused on the business performance across all of our segments and with that sentiment, we utilized our financial strength shortly after the quarter end to acquire Crossing Automation, Inc., which provides automation products primarily to global Semiconductor Front End markets. This acquisition will immediately contribute to our top and bottom line during fiscal 2013. Crossing has a product and customer franchise that is complementary to Brooks and the acquisition will meaningfully expand Brooks’ capabilities in atmospheric automation.”

Dr. Schwartz continued, “In spite of a continuing challenging environment, during fiscal year 2012, we generated $59 million of adjusted EBITDA enabling us to reinvest in our business, return capital to our shareholders in the form of a robust dividend, and make strategic acquisitions when appropriate. In addition, we continue to demonstrate market leadership with 78 design-in-wins in our technology business during our fiscal year 2012. Thus, while current market conditions continue to be weak our strategic position continues to strengthen.”

Martin Headley, Executive Vice President and Chief Financial Officer of Brooks, noted, “We ended fiscal 2012 with a very strong balance sheet of $200 million of cash and cash equivalents and no debt. Cumulative financial performance over recent years resulted in the reversal of $122 million of valuation allowances against our deferred tax assets. During the quarter we also terminated our previously frozen US defined benefit pension plan. Consequently, we close the fiscal year with Net Tangible Assets of $521 million, or $7.93 per share.”

Fiscal Fourth Quarter 2012 Results

Revenues for the fourth quarter of fiscal 2012 declined by $21.0 million to $119.4 million from $140.4 million in the third quarter of fiscal 2012 with a reduction of $24.9 million in product sales to Front End Semiconductor markets. Revenues were $11.5 million lower than in the fourth quarter of fiscal 2011 as gains in the Brooks Life Science Systems segment of $5.5 million were offset by the weaker market conditions for our semiconductor and industrial products.

Order bookings for the fourth quarter of fiscal 2012 decreased to $97.5 million, compared to order bookings in the fiscal third quarter of $128.0 million.

Gross profit margin was 32.3% for the fourth quarter of fiscal 2012, compared to gross profit margins of 32.9% for the third quarter of fiscal 2012 and 35.9% for the fourth quarter of fiscal 2011.

Adjusted EBITDA (Earnings before Interest, Tax, Depreciation and Amortization) for the fourth quarter of fiscal 2012 was $10.2 million, which compared to $17.2 million in the third quarter of fiscal 2012 and $18.3 million in the fourth quarter of fiscal 2011.

There were a number of special charges and one-time benefits recognized during the fourth quarter and the impact of these on earnings are set out in detail in the unaudited table included with this release. The Company took special charges of $8.9 million on terminating the US defined benefit pension plan and $2.2 million on implementing a restructuring plan that included an approximate 10% reduction in the Company’s workforce. The Company also recognized a $122 million one-time income tax benefit from releasing valuation allowances against certain deferred tax assets.

Net cash provided by operating activities for the fourth quarter of fiscal 2012 was $3.5 million which was net of $6.4 million utilized in the pension plan settlement. For the full fiscal year ended September 30, 2012, cash from operating activities was $36.0 million, or $42.4 million before the pension plan settlement.

Full Fiscal Year 2012 Results

Revenues for the full fiscal year ended September 30, 2012 were $519.5 million, compared to revenues of $688.1 million for the full fiscal year ended September 30, 2011. Fiscal 2011 revenues included $137.3 million of revenues from the Contract manufacturing business that the Company divested during June 2011.

GAAP net income for fiscal 2012 was $136.8 million, or $2.08 per diluted share, as compared to GAAP net income of $130.4 million, or $2.01 per share for fiscal 2011.There are a number of special charges and one-time gains reflected in both fiscal 2012 and fiscal 2011. The impact on earnings of these items is set out in the unaudited table included with this release. Excluding the impact of these items, Adjusted Net Income attributable to Brooks declined from $88.0 million or $1.35 per diluted share to $31.3 million or $0.48 per diluted share.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has declared a dividend of $0.08 per share payable on December 28, 2012 to stockholders of record on December 7, 2012. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors.

Guidance for First Fiscal Quarter of Fiscal 2013

The Company announced revenue and earnings guidance for the first quarter of fiscal 2013. Revenues are expected to be in the range of $85 million and $95 million. Non-GAAP net loss per diluted share, excluding special charges, is expected to range between $(0.07) and $(0.15).

Conference Call

Brooks management will webcast its fourth quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the fiscal fourth quarter and year-end results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Management’s responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks’ website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call (800) 381-7839 (US & Canada only) or (212) 231-2912 to listen to the live webcast.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy. Our technologies, engineering competencies and global service capabilities provide customers speed to market, and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, we have been a leading partner to the global semiconductor manufacturing market and through product development initiatives and strategic business acquisitions; we have expanded our reach to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.

For more information, please visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(unaudited)

	September 30, 2012	September 30, 2011
ASSETS
Current assets
Cash and cash equivalents	$54,639	$58,833
Restricted cash	763	1,293
Marketable securities	85,646	65,695
Accounts receivable, net	78,855	76,701
Inventories	102,985	107,654
Deferred tax assets	15,531	—
Prepaid expenses and other current assets	9,070	10,348

Total current assets	347,489	320,524
Property, plant and equipment, net	64,478	68,596
Long-term marketable securities	59,946	81,290
Long-term deferred tax assets	104,626	—
Goodwill	88,440	84,727
Intangible assets, net	39,400	44,314
Equity investment in joint ventures	31,428	34,950
Other assets	6,153	2,557

Total assets	$741,960	$636,958

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$28,988	$40,199
Deferred revenue	9,986	14,073
Accrued warranty and retrofit costs	7,329	7,438
Accrued compensation and benefits	14,118	17,288
Accrued restructuring costs	2,098	293
Accrued income taxes payable	1,699	4,015
Accrued expenses and other current liabilities	16,973	12,433

Total current liabilities	81,191	95,739
Income taxes payable	6,356	11,728
Long-term pension liability	1,688	7,161
Other long-term liabilities	3,424	3,394

Total liabilities	92,659	118,022

Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding at September 30, 2012 and 2011	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 79,790,557 shares issued and 66,328,688 shares outstanding at September 30, 2012, 79,737,189 shares issued and 66,275,320 shares outstanding at September 30, 2011	798	797
Additional paid-in capital	1,817,706	1,809,287
Accumulated other comprehensive income	23,642	17,324
Treasury stock at cost, 13,461,869 shares at September 30, 2012 and 2011	(200,956)	(200,956)
Accumulated deficit	(992,524)	(1,108,105)

Total Brooks Automation, Inc. stockholders’ equity	648,666	518,347
Noncontrolling interests in subsidiaries	635	589

Total equity	649,301	518,936

Total liabilities and equity	$741,960	$636,958

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND TWELVE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(In thousands, except per share data)

(unaudited)

	Three months ended September 30,		Twelve months ended September 30,
	2012	2011	2012	2011
Revenues
Product	$98,070	$108,334	$431,961	$611,117
Services	21,379	22,617	87,490	76,988

Total revenues	119,449	130,951	519,451	688,105

Cost of revenues
Product	65,824	68,677	283,377	411,610
Services	15,018	15,216	62,588	53,474

Total cost of revenues	80,842	83,893	345,965	465,084

Gross profit	38,607	47,058	173,486	223,021

Operating expenses
Research and development	11,295	11,481	47,464	39,846
Selling, general and administrative	24,867	28,143	101,223	102,542
Restructuring charges	2,150	479	3,275	1,036
Pension settlement	8,937	—	8,937	—
In-process research and development	—	—	3,026	—

Total operating expenses	47,249	40,103	163,925	143,424

Operating income (loss)	(8,642)	6,955	9,561	79,597
Interest income	369	267	1,213	1,153
Interest expense	(2)	(26)	(14)	(65)
Sale of contract manufacturing business	—	—	—	45,009
Other income, net	163	397	660	1,882

Income (loss) before income taxes and equity in earnings of joint ventures	(8,112)	7,593	11,420	127,576
Income tax provision (benefit)	(123,908)	(3,369)	(123,282)	1,954

Income before equity in earnings of joint ventures	115,796	10,962	134,702	125,622
Equity in earnings of joint ventures	457	1,758	2,133	4,815

Net income	116,253	12,720	$136,835	130,437
Net income attributable to noncontrolling interests	(36)	(28)	(46)	(52)

Net income attributable to Brooks Automation, Inc.	$116,217	$12,692	$136,789	$130,385

Basic net income per share attributable to Brooks Automation, Inc. common stockholders	$1.78	$0.20	$2.10	$2.02

Diluted net income per share attributable to Brooks Automation, Inc. common stockholders	$1.77	$0.19	$2.08	$2.01

Shares used in computing income per share
Basic	65,397	64,750	65,128	64,549
Diluted	65,738	65,118	65,722	65,003

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Year Ended September 30,
	2012	2011
Cash flows from operating activities
Net income	$136,835	$130,437
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,620	17,249
Stock-based compensation	8,647	6,752
Amortization of premium on marketable securities	2,401	2,283
Undistributed (earnings) losses of joint ventures	2,942	(2,416)
Deferred income tax benefit	(122,136)	(276)
Pension settlement	8,937	—
Gain on sale of contract manufacturing business	—	(45,009)
(Gain) loss on disposal of long-lived assets	(63)	10
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	(784)	9,916
Inventories	5,874	(19,131)
Prepaid expenses and other current assets	726	1,806
Accounts payable	(11,182)	(15,099)
Deferred revenue	(4,684)	1,841
Accrued warranty and retrofit costs	(123)	(1,420)
Accrued compensation and benefits	(4,878)	1,717
Accrued restructuring costs	1,930	(3,212)
Accrued pension	(5,772)	2,014
Accrued expenses and other current liabilities	(4,252)	188

Net cash provided by operating activities	36,038	87,650

Cash flows from investing activities
Purchases of property, plant and equipment	(8,653)	(6,455)
Purchases of marketable securities	(132,015)	(186,718)
Sale/maturity of marketable securities	131,317	120,095
Decrease (increase) in restricted cash	530	(1,293)
Proceeds from the sale of the contract manufacturing business	—	78,249
Acquisitions, net of cash acquired	(9,216)	(88,309)
Other investment	(3,000)	—
Other	—	181

Net cash used in investing activities	(21,037)	(84,250)

Cash flows from financing activities
Proceeds from the issuance of common stock under stock option and stock purchase plans	1,705	1,358
Common stock dividend paid	(20,953)	(5,180)

Net cash (used in) provided by financing activities	(19,248)	(3,822)

Effects of exchange rate changes on cash and cash equivalents	53	(568)

Net decrease in cash and cash equivalents	(4,194)	(990)
Cash and cash equivalents, beginning of year	58,833	59,823

Cash and cash equivalents, end of year	$54,639	$58,833

Notes on Non-GAAP Financial Measures:

The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of non-recurring income and special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income and diluted earnings per share from operations is presented below.

	Quarter ended
	September 30, 2012		June 30, 2012		September 30, 2011
	$	per share	$	per share	$	per share
Net income attributable to Brooks Automation, Inc.	$116,217	$1.77	$8,028	$0.12	$12,691	$0.19

Purchase accounting impact on contracts acquired	—	—	35	0.00	957	0.01
Restructuring charges	2,150	0.03	880	0.01	479	0.01
Pension settlement	8,937	0.14	—	—	—	—
Merger costs	—	—	—	—	719	0.01
Inventory charges recorded for acquistions	—	—	—	—	625	0.01
One-time tax benefit	(121,808)	(1.85)	—	—	(2,758)	(0.04)

Adjusted net income attributable to Brooks Automation, Inc.	5,496	0.08	8,943	0.14	12,713	0.20

Stock-based compensation	1,744	0.03	1,979	0.03	1,541	0.02

Adjusted net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$7,240	$0.11	$10,922	$0.17	$14,254	$0.22

	Year ended
	September 30, 2012		September 30, 2011
	$	per share	$	per share
Net income attributable to Brooks Automation, Inc.	$136,789	$2.08	$130,385	$2.01

Purchase accounting impact on contracts acquired	866	0.01	1,270	0.02
Restructuring charges	3,275	0.05	1,036	0.02
Gain on sale of contract manufacturing, net of tax	—	—	(42,588)	(0.66)
Merger costs	221	0.00	719	0.01
Inventory charges recorded for acquisitions	—	—	625	0.01
Litigation settlement	—	—	(664)	(0.01)
Pension settlement	8,937	0.14	—	—
In-process R&D purchased	3,026	0.05	—	—
One-time income tax benefit	(121,808)	(1.85)	(2,758)	(0.04)

Adjusted net income attributable to Brooks Automation, Inc.	31,306	0.48	88,025	1.35
Stock-based compensation	8,647	0.13	6,752	0.10

Adjusted net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$39,953	$0.61	$94,777	$1.46

	Quarter ended			Year ended
	Sep 30, 2012	June 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
Net income attributable to Brooks Automation, Inc.	$116,217	$8,028	$12,691	136,789	130,385

Less: Interest income	(369)	(292)	(267)	(1,213)	(1,153)
Add: Interest expense	2	5	26	14	65
Add: Income tax provision (benefit)	(123,908)	985	(3,369)	(123,282)	1,954
Add: Depreciation	3,399	3,466	3,177	13,407	12,621
Add: Amortization of completed technology	935	936	718	3,595	2,216
Add: Amortization of acquired intangible assets	1,127	1,136	1,018	4,618	2,412
Add: Stock-based compensation	1,744	1,979	1,541	8,647	6,752
Add: Restructuring charges	2,150	880	479	3,275	1,036
Add: In-process R&D purchased	—	—	—	3,026	—
Add: Purchase accounting impact on contracts acquired	—	35	957	866	1,270
Add: Merger costs	—	—	719	221	719
Add: Inventory charges recorded for acquisitions	—	—	625	—	625
Add: Pension settlement	8,937	—	—	8,937	—
Less: Gain on sale of contract manufacturing, pre-tax	—	—	—	—	(45,009)
Less: Litigation settlement	—	—	—	—	(664)

Adjusted EBITDA	$10,234	$17,158	$18,315	$58,900	$113,229

Contact:

Lynne Yassemedis

Brooks Automation, Inc.

978-262-4443

lynne.yassemedis@brooks.com

John Mills

Senior Managing Director

ICR, LLC

310-954-1105

john.mills@icrinc.com